Exhibit 99.1

World Acceptance Corporation Announces Resignation of Mr. Mark C. Roland

GREENVILLE, S.C.--(BUSINESS WIRE)--November 4, 2013--World Acceptance Corporation (NASDAQ: WRLD) today announced that Mark C. Roland, President and Chief Operating Officer of the Company, has resigned from all positions with the Company and its subsidiaries for personal reasons, effective as of November 1, 2013. The Company intends to initiate a search for a successor in due course.

“I want to thank Mark for his service and valuable contributions to our Company over the last 18 years,” said Mr. Sandy McLean, the Company’s Chairman and Chief Executive Officer. “We wish Mark all the best in his future endeavors.”

Mr. McLean will assume Mr. Roland’s duties and responsibilities until a successor is named.

About World Acceptance Corporation

World Acceptance Corporation is one of the largest small-loan consumer finance companies, operating 1,239 offices in 14 states and Mexico. It is also the parent company of ParaData Financial Systems, a provider of computer software solutions for the consumer finance industry.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the Company’s expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by the use of words such as “expects,” “intends,” “if,” “can,” “anticipates,” “estimate,” “plans,” “believe,” “may,” “will,” “should,” and any variations of the foregoing and similar expressions, are forward-looking statements. Factors that could cause actual results, performance or outcomes to differ from the expectations expressed or implied in such forward-looking statements are the following: the timing of the Company’s efforts to find a chief operating officer; recently enacted, proposed or future legislation and the manner in which it is implemented; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by regulators having jurisdiction over the Company’s business or consumer financial transactions generically; the impact of changes in accounting rules and regulations, or their interpretation or application, or determinations made in connection with the preparation or audit of the Company’s financial statements, which could materially and adversely affect the Company’s reported financial statements, or necessitate material delays or changes in the issuance of the Company’s audited financial statements; the Company’s assessment of its internal control over financial reporting and the timing and effectiveness of the Company's efforts to remediate any reported material weakness in its internal control over financial reporting, which could lead to the Company to report further or unremediated material weaknesses in its internal control over financial reporting; changes in interest rates; risks relating to expansion and foreign operations; risks inherent in making loans, including repayment risks and value of collateral; the timing and amount of revenues that may be recognized by the Company; changes in current revenue and expense trends (including trends affecting delinquency and charge-offs); changes in the Company’s markets and general changes in the economy (particularly in the markets served by the Company); and the unpredictable nature of litigation. Many of these and other risks are discussed in more detail in the “Risk Factors” section and other portions of the Company’s Form 10-K/A for the fiscal year ended March 31, 2013 as filed with the SEC on July 19, 2013, as amended and supplemented, and in the Company’s other filings made from time to time with the SEC. The Company does not undertake any obligation to update any forward-looking statements it makes. The Company is also not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

CONTACT:
World Acceptance Corporation
Sandy McLean, 864-298-9800
Chief Executive Officer